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                                                                      Exhibit 5



                                 May 28, 1999



Independent Bank Corporation
230 West Main Street
Ionia, Michigan  48846

     Subject:  Acquisition of Mutual Savings Bank, f.s.b., A Stock Company

Ladies and Gentlemen:

     With respect to the Registration Statement on form S-4 (the "Registration Statement" to be filed by Independent Bank Corporation ("IBC") with the Securities and Exchange commission relating to the registration of 3,679,024 shares of IBC common stock, $1.00 par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Mutual Savings Bank, f.s.b., A Stock Company ("MSB"), into IBC, we advise you as follows:

     We are counsel for IBC and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Reorganization, dated March 24, 1999, between IBC and MSB, and the related Consolidation Agreement among IBC, MSB and New MSB Bank, dated April 20, 1999, collectively (the "Merger Documents'), IBC's Restated Articles of Incorporation, IBC's Amended and Restated Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that:

     (a) upon the proper approval of the Merger Documents by the shareholders of MSB and IBC;

     (b) upon the approval of the Merger by the Federal Reserve Board, the Michigan Financial Institutions Bureau, and the Office of Thrift Supervision, and the expiration of all applicable waiting periods;

     (c) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

     (d)  upon the "Effective Time," as defined in the Merger Documents;

the Stock, when issued and delivered as provided in the Merger Documents in accordance with the resolutions heretofore adopted by the Board of Directors of IBC, will be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                           /s/ Michael G. Wooldridge
                              Michael G. Wooldridge